                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))

      |_|   Definitive Proxy Statement

      |X|   Definitive Additional Materials

      |_|   Soliciting Material Under Rule 14a-12

                           TRI-CONTINENTAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                             WESTERN INVESTMENT LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                          PARADIGM PARTNERS, N.W., INC.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 MICHAEL DUNMIRE
                                   PAUL DEROSA
                                  DAVID B. FORD
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

            Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      |_|   Fee paid previously with preliminary materials:

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      |_| Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid

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      (2)   Form, Schedule or Registration Statement No:

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      (3)   Filing Party:

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      (4)   Date Filed:

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      Western Investment Hedged Partners L.P. together with other participants
("Western Investment") is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to a definitive proxy statement and accompanying proxy cards to be used in connection with the special meeting of stockholders of Tri-Continental Corporation (the "Company") scheduled to be held on September 28, 2006 (the "Special Meeting") to solicit votes at the
Special Meeting and in support of the election of Western Investment's slate of director nominees and against certain of the Company's proposals at the Special
Meeting.

      Item 1: On or about September 1, 2006,  Western Investment is posting to the website www.fixmyfund.com the following items:

      The following information:

      1.    A statement that Gold proxy cards have been mailed for the September
            28th Tri-Continental special meeting and directing readers to other pages in the website for more information.

      2.    Tri-Continental Proxy Voting Information

            GOLD proxy statements and proxy cards have been mailed for the
            September 28th Tri-Continental special meeting. You may sign, date, and return your proxy card at your earliest convenience. You may also vote online or by using the toll-free phone numbers that are set up for your use. Please note that there are separate voting systems for stockholders who hold their shares through a broker or bank and stockholders who have the stock certificates in their possession:

            If you hold your Tri-Continental shares through your broker or bank you can vote your shares by phone by calling the toll-free number appearing on your GOLD proxy form, or via the internet by going to
            www.proxyvote.com. Either method will require the control number appearing on your GOLD proxy form, so please have it available when you vote.

            If you hold your shares directly, you can vote your shares by phone by calling toll-free 866-849-9667. (If you are outside the US you should dial 215-521-1346). You may also vote using the internet by going to www.proxyvotenow.com/ty. In either case you will need the control number appearing on your GOLD proxy card, so please have it available when you vote.

            If you have any questions or need assistance voting your shares, you may contact

            Innisfree M&A Incorporated
            501 Madison Avenue, 20th Floor
            New York, NY 10022

            Stockholders Call Toll-Free at: (877) 456-3510

            Banks and Brokers Call Collect at: (212) 750-5833

      3.    A discussion concerning closed-end funds and the problems of deep discounts (see following pages).

      4.    Court order of the New York Supreme Court dated September 30, 2005 and supporting affidavit dated September 28, 2005 from the office of
            Eliot Spitzer, Attorney General of the State of New York, together with cover page prepared by Western Investment (see following pages).

DISCUSSION CONCERNING CLOSED-END FUNDS AND THE PROBLEMS OF DEEP DISCOUNTS

Basics of closed-end funds

A closed-end fund is a type of investment company whose shares trade on a stock exchange or over-the-counter. The assets of a closed-end fund are managed by an asset management firm according to the fund's investment objective and policies, and may be invested in stocks, bonds, and derivative securities. Just as for standard equity securities, shareholders have the right to vote for a board of directors whose job is to ensure that the fund is run in the best interests of the shareholders.

Unlike conventional open-end funds, the market price per share of a closed-end fund can vary from the value of the underlying asset value per share. If the market price is below the asset value, then the fund is "trading at a discount."
If the market price is above the asset value, then the fund is "trading at a premium." The amount of the discount or premium is measured as a percent of the asset value. For example, a 10% discount means that investors will receive 10%
less for selling the fund than the actual asset value.

The problem with persistent, deep discounts

When a closed-end fund trades at a discount, the marketplace values the underlying assets of the fund at less than their actual value. Several factors can lead to modest or temporary discounts such as overall market sentiment and general supply/demand imbalances. These temporary or small imbalances should not necessarily be troubling to closed-end fund shareholders.

However, certain closed-end funds trade at deep (>10%) discounts for extended time periods. Although various factors can explain this phenomenon, such discounts are often caused by negative shareholder sentiment resulting from factors such as poor long-term fund performance, high management fees, high portfolio manager turnover, poor corporate governance, unsatisfactory shareholder communication, little trading liquidity in the fund, and low secondary market support by the fund's management firm.

When discounts remain deep for an indefinite period, shareholders end up being in some sense perpetually "underpaid" for their shares. If shareholders need to sell for whatever reason, they will not receive the asset value of their shares, but rather will receive the asset value minus the discount. If the discount permanently remains large, then the discount amount becomes "lost" to the investor, as he or she never gets the opportunity to sell shares in the fund for what the underlying assets are worth.

In addition to lost shareholder value, another problem with persistent, deep discounts is that they often reflect failed policies by the asset management firm. In other words, these discounts can be a symptom of greater problems at the fund, just as we have alluded to previously. For these reasons, we view persistent and deep discounts as a problem that management and, as we discuss next, shareholders need to address.

What shareholders can do

A fund's management firm and board of directors together have a variety of policies that they can implement to reduce a fund's discount. Improving management performance, reducing management fees, strengthening corporate governance, increasing communication with shareholders, and other pro-active measures such as large tender offers and share buybacks can all help to reduce the discount and improve overall fund performance.

Unfortunately, management often has little incentive on its own to remove a fund's discount. Management is normally paid the same fees regardless of whether its fund trades at a deep discount or at a premium --- the discount does not directly hurt them. The fund's board may not fix the problem either, since the board of directors may include persons who may lack professional investment management experience and/or who have a history of backing the management firm,
(e.g., voting to retain the management firm as the fund's manager and approving the advisory fees the management firm receives from the fund).

Since shareholders are the persons most likely to be harmed by a deep discount, shareholders are the ones who need to encourage the fund to reduce the discount and improve overall fund performance. When shareholders perceive a problem, they should provide constructive feedback to the fund. Feedback can range from calls to investor relations to letters to the board of directors to withholding votes from management-sponsored board members. If the fund continues to ignore such feedback, then shareholders should consider taking steps such as nominating and voting for new board members who are willing to work in the shareholder's best interest.

Questions or comments?  Contact comments@fixmyfund.com.

                                       ii

We advise that the following court order of the New York Supreme Court and supporting affidavit of the Office of the New York Attorney General BE READ IN
ITS ENTIRETY. We are gravely concerned by the issues raised in the affidavit concerning Tri-Continental Corporation's investment manager, J. & W. Seligman &
Co. Incorporated, William Morris, Chairman of both Seligman and Tri-Continental, and other persons named therein. For ease of reference, we provide this cover page which details the location in the affidavit of the following discussions
(all page references are to affidavit page numbers):

      o  Introduction and Overview [Pages 2 through 9, Paragraphs Nos. 4 through
         25]

      o  The frauds alleged by the New York Attorney General [Paragraph No. 7,
         Page 3]

      o  Failure by the directors of Seligman funds to detect clear "red flags"
         raised by market-timing [Paragraph No. 19, Page 7]

      o  Subservience to Seligman of directors of Seligman funds [Paragraph No.
         19, Page 7]

      o  The amount the New York Attorney General believes was looted from affected Seligman funds [Paragraph No. 23, Page 8]

      o  Seligman's secret deals with certain professional traders [Paragraph
         No. 58, Page 19]

      o  Seligman's express market timing arrangements [Paragraphs Nos. 65 through 99, Pages 23 through 31] [Paragraph No. 12, Page 4]

      o  Seligman's misleading press release understating the extent of market timing and the harm suffered to shareholders in affected Seligman funds
         [Pages 34 through 37] [Paragraphs Nos. 22 and 23, Page 8]

      o  Independent directors of affected Seligman funds acted as a "rubber stamp" for [Seligman]'s self-interested demands [Page 37]

      o  Concealment relating to excessive fees charged to Seligman fund shareholders [Paragraphs 118 through 122, Pages 37 through 39]

      o  Chart showing that Seligman charged certain Seligman funds significantly higher fees during 2003-2004 than it charged similar institutional accounts [Paragraph No. 121, Pages 38 through 39]

      o  The excessive fees charged by Seligman were not the product of required arms' length negotiations between the boards of Seligman funds and
         Seligman [Paragraph No. 122, Page 39]

      o  The New York Attorney General's belief that Seligman, William Morris and others engaged in "fraud, deception, concealment, suppression [and]
         false pretense" [Page 40]

                                            At the Ex Parte Motion Support
                                            Office of the Supreme Court of the
                                            State of New York, held in and for
                                            the County of New York, at the
                                            Courthouse, 60 Centre Street, New
                                            York, New York on the 28th day of
                                            September, 2005

PRESENT:
               Hon. Phyllis Gangel - Jacob

                                   Justice

-----------------------------------------X
          IN THE MATTER OF

An Inquiry by ELIOT SPITZER,                ORDER PURSUANT TO
Attorney General of the State of New York,  GENERAL BUSINESS LAW
                                            SECTION 354
                              Petitioner,
                                            Index No. 05403343

Pursuant to Article 23-A of the General
Business Law of the State of New York
with regard to the acts and practices of

J. & W. SELIGMAN & CO. INCORPORATED,
SELIGMAN ADVISORS, INC.,
SELIGMAN DATA CORPORATION,
WILLIAM C. MORRIS, BRIAN T. ZINO and
PAUL C. GUIDONE,

                              Respondents,

In the offer, sale, issuance, promotion,
advertisement, exchange, marketing,
distribution and transfer of, or
investment advice for, securities in and
from the State of New York.
------------------------------------------X

            Upon the annexed affidavit of R. Verle Johnson, Assistant Attorney
General of the State of New York, on behalf of Eliot Spitzer, Attorney General of the State of New York, sworn to on the 28th day of September, 2005, and the exhibits

annexed thereto, from which it appears to the satisfaction of the Court that the
Attorney General of the State of New York has determined to commence an action pursuant to General Business Law, Article 23-A, against the above-named respondents; that the testimony of such respondents and the production by them of certain papers, documents, books and other records is material and necessary to an investigation being conducted by the Attorney General; and that the interests of the People of the State of New York require the same and due deliberation having been had,

            NOW, upon the motion of Eliot Spitzer, Attorney General of the State of New York, by Assistant Attorney General R. Verle Johnson, it is

            ORDERED, pursuant to Section 354 of the General Business Law, that respondents J. & W. Seligman & Co. Incorporated, Seligman Advisors, Inc.,
Seligman Data Corporation, William C. Morris, Brian T. Zino and Paul C. Guidone
(hereinafter collectively referred to as "Respondents"), appear before the Hon.
Howard G. Leventhal, Special Referee of this Court, or any other Referee or
Justice of this Court as may be directed, at the Supreme Court Building, 60
Centre Street, Room 330, New York, New York, or at any other place to which the
Court may direct, on the 17th day of October, 2005, at 10:00 A.M., and on any
adjourned date(s) and time(s), for the purpose of scheduling dates and times for the Respondents to be examined under oath, and answer such questions as may be put to them by the Attorney General, or his Deputy or Assistant Attorneys
General, concerning the alleged fraudulent mutual fund timing practices of
Respondents relating to the offer, purchase, sale, issuance, advertisement, marketing, promotion, distribution, negotiation, investment advice, exchange and transfer of securities in and from the State of New York; and it is further

            ORDERED that, pursuant to Section 354 of the General Business Law, the Respondents shall produce to the Attorney General, to the attention of R.
Verle Johnson, Assistant Attorney General, at 120 Broadway, 23rd Floor, Room
23A48,

                                       2

New York, New York, on or before October 28, 2005, the following original papers, documents, books and other records (including records stored mechanically, electromagnetically or otherwise), hereinafter referred to as
"Documents," wherever located and whether in their possession, custody or control or, if the originals are unavailable, copies of:

      (a) Any and all Documents created or transmitted on or after January 1,
1998, and not previously produced to the Attorney General, referring or relating to any activity or practice known as "market timing," "timing," "frequent trading," "excessive trading," "momentum trading," "day trading," "time zone arbitrage," "liquidity arbitrage," or "asset allocation," including, but not limited to:

      (i) market timing reports and attachments relating to any mutual funds in the Seligman family of funds (the "Seligman Funds");

      (ii) warning letters to financial advisers whose clients were timing
      Seligman Funds;

      (iii) "kick-out" or "freeze" letters to financial advisers whose clients were timing Seligman Funds;

      (iv) all Documents evidencing policies, procedures, or practices relating to monitoring market timing and determining whether or not to exercise the right reserved in the Seligman Funds' prospectuses to refuse a request to exchange or purchase Fund shares; and

      (v) all Documents referring or relating to any "market timing," "timing,"
      "frequent trading," "excessive trading," "momentum trading," "day trading," "time zone arbitrage," "liquidity arbitrage," or "asset allocation" either by any Respondent in any mutual fund, regardless of whether or not such mutual fund is one of the Seligman Funds, or by an entity (including, but not limited to, a hedge fund) in which any
      Respondent has invested;

      (b) Any and all Documents relating to the "internal review" and other matters referred to in the "Message to Shareholders" dated January 7, 2004, the
"Message to Shareholders" dated January 31, 2005, and the Message to
Shareholders" dated September 21, 2005, including, but not limited to, Documents

                                       3

concerning "market timing," "timing," "frequent trading," "excessive trading,"
"momentum trading," "day trading," "time zone arbitrage," "liquidity arbitrage,"
or "asset allocation" that were provided to any of the Boards of Directors of the of the Seligman Funds (or any individual director thereof) in connection with the "internal review" conducted by J. & W. Seligman & Co. Incorporated;

      (c) Any and all Documents supporting the completeness and accuracy of the statements made in each of the three aforesaid "Messages to Shareholders";

      (d) Any and all Documents relating to the consideration whether to remove, and the determination to remove, in or about 1999, the following language from the section entitled "Further Information About Transactions in the Fund" in
each of the Seligman Funds' prospectuses:

      (i) "Because excessive trading (including short-term, `market timing'
      trading) can hurt the Fund's performance"; and

      (ii) "Accounts under common ownership or control, including those with the same taxpayer ID number and those administered so as to redeem or purchase shares based upon certain predetermined market indicators, will be considered one account for this purpose";

      (e) Any and all Documents created or transmitted on or after January 1,
1998, and not previously produced to the Attorney General, referring or relating to, or constituting, minutes or drafts of minutes of any meeting of a board of directors, or meeting of a committee or subcommittee of a board of directors, of any of the mutual funds managed by J. & W. Seligman & Co. Incorporated
(excluding any portion of such Documents relating exclusively to management fees);

      (f) Any and all Documents created or transmitted on or after January 1,
1998, and not previously produced to the Attorney General, referring or relating to, or constituting, materials provided to a director of any of the mutual funds managed by J. & W. Seligman & Co. Incorporated for the purpose of that director's preparation for the matters to be addressed in a forthcoming meeting of a board of directors, or meeting of a committee or sub-committee of a board of directors (excluding any portion of such Documents relating exclusively to management fees); and

                                       4

      (g) Any and all Documents that may be requested during the course of this proceeding; and it is further

            ORDERED, that service of a copy of this Order, and the papers upon which it is made, personally upon the above-named Respondents on or before the
30th day of September, 2005, be deemed good and sufficient service.

                                          ENTER

                                                          PGJ
                                          --------------------------------------
                                          Justice of the Supreme Court

                                       5

SUPREME COURT OF THE STATE OF NEW
YORK COUNTY OF NEW YORK
-----------------------------------------X
           IN THE MATTER OF

An Inquiry by ELIOT SPITZER,                  AFFIDAVIT IN SUPPORT OF AN ORDER
Attorney General of the State of New York,    PURSUANT TO GENERAL BUSINESS LAW
                                              SECTION 354

                              Petitioner,     Index No.

Pursuant to Article 23-A of the General
Business Law of the State of New York
with regard to the acts and practices of

J. & W. SELIGMAN & CO. INCORPORATED,
SELIGMAN ADVISORS, INC.,
SELIGMAN DATA CORPORATION,
WILLIAM C. MORRIS, BRIAN T. ZINO and
PAUL C. GUIDONE,

                              Respondents,

In the offer, sale, issuance, promotion,
advertisement, exchange, marketing,
distribution and transfer of, or
investment advice for, securities in and
from the State of New York.
-----------------------------------------X

State of New York       )
                        ss:
County of New York      )

            R. Verle Johnson, being duly sworn, deposes and says:

      1. I am an Assistant Attorney General of the State of New York and am of
counsel to Eliot Spitzer, Attorney General of the State of New York, and I am
familiar with the facts and circumstances of the above-captioned investigation that give rise to this application. The following statements are made upon information and belief based upon an examination of records and documents in the possession of the New York State Department of Law.

      2. I submit this affidavit in support of the Attorney General's application for the attached order.

      3. The Attorney General seeks this relief pursuant to Section 354 of the
General Business Law ("GBL"), which provides that whenever the Attorney General has determined to commence an action under Article 23-A of the GBL he may apply
EX PARTE for an order to obtain Respondents' testimony, papers, documents and books which are "material and necessary" to his investigation of their activities in the offer, sale and purchase of securities, and investment advice for such securities, within and from the State of New York. GBL ss. 354 further provides that it shall be the duty of the Justice of the Supreme Court to whom such application for the order is made to grant such application.

                                 I. INTRODUCTION

      4. The Attorney General has determined to commence an action against
Respondents pursuant to Article 23-A of the GBL. The testimony, papers, documents and books of Respondents in this proceeding are material and necessary to the investigation.

      5. This application relates to frauds committed in connection with a strategy of trading mutual funds on a short-term basis known as "mutual fund timing." The victims are shareholders of the Seligman family of mutual funds
(the "Seligman Funds").

      6. Respondents are fiduciaries charged with protecting the interests of shareholders of the Seligman Funds. They are:

      (a)   J. & W. Seligman & Co. Incorporated ("JWS"), the investment adviser to the Seligman Funds;

      (b)   Seligman Advisors, Inc. ("SAI"), the distributor of the Seligman
            Funds that is partly responsible for monitoring fund-timing activities;

      (c)   Seligman Data Corporation ("SDC"), the provider of shareholder services to the Seligman Funds, including the monitoring of fund-timing activities;

      (d)   William C. Morris, Chairman of the Boards of Directors of the
            Seligman Funds and the former principal executive officer of JWS, who owns approximately 75% of JWS;

      (e)   Brian T. Zino, President and a director of the Seligman Funds and
            President of JWS, who owns approximately 10% of JWS; and

      (f)   Paul C. Guidone, a former director of each of the Seligman Funds
            (except the Seligman Cash Management Fund, Inc.), and a former
            Managing Director and Chief Investment Officer of JWS.

(Respondents are sometimes collectively referred to herein as "Seligman.")

      7. In summary, Respondents engaged in two separate frauds that are the subject of this application. Both frauds relate to mutual fund timing. First,
Respondents expressly permitted and knowingly tolerated mutual fund timing activities in the Seligman Funds that violated the terms of Seligman Funds'
prospectuses and harmed shareholders. Respondents engaged in a second fraud after an industry-wide investigation into mutual fund timing practices was initiated in September 2003 by the Attorney General in cooperation with the U.S.
Securities and Exchange Commission ("SEC"). In January 2005, Respondents issued a misleading press release (entitled a "Message To Shareholders") that grossly understates the extent of mutual fund timing activities in the Seligman Funds and the damages incurred by shareholders as a result of them, and creates the false impression that restitution payments made by JWS to the Seligman Funds'
fully compensated shareholders for the harm they suffered.(1)

MUTUAL FUND TIMING

      8. Mutual fund timing is often conducted by sophisticated financial entities known as "hedge funds." It can harm long-term mutual fund shareholders by diluting the value of their shares and causing increased transaction and other unnecessary costs.

      9. Mutual funds and their advisers have the legal right to prevent hedge funds and others from engaging in these harmful activities and, as fiduciaries, are supposed to use this right to prevent harmful market timing transactions.

----------
(1)   The statements made herein relating to the misleading "Message To
      Shareholders" are not applicable to Respondent Paul Guidone, who was no longer a fund director or JWS employee at the time it was issued.

      10. At certain points during the relevant time (1998 through 2003), prospectuses for the Seligman Funds recognized the harmful effects short-term trading activities can cause, and the Seligman Funds reserved the right to reject such transactions. Specifically, the relevant prospectuses stated that the Seligman Funds may refuse any further transactions when, among other things, the transactions exceed one million dollars or there had been two short-term transactions in the preceding three months.

      11. JWS and the other corporate service providers to the Seligman Funds had procedures in place to monitor harmful short-term trading activity. And, from time to time, certain mutual fund timers were prohibited from engaging in short-term trading activities in accordance with the prospectuses' restrictions.

      12. However, JWS entered into at least twelve secret market timing
"exceptions" with preferred customers, knowing or recklessly disregarding that these arrangements would (and did) negatively impact the investment returns of
Seligman Funds' shareholders. One member of the Boards of Directors of the
Seligman Funds, Respondent Zino, personally approved at least one express arrangement and gave other Seligman employees authority to approve others.

      13. In addition, Respondents knew that the Seligman Funds were the targets of timers with which JWS had no express agreement, but failed to monitor effectively short-term trading activities and enforce the Seligman Funds'
prospectuses' trading restrictions designed to prevent harmful market timing activities. This knowing tolerance of harmful market timing activity persisted for years.

      14. Respondents JWS, SAI and SDC knew of the market timing in the Seligman
Funds because SAI and SDC had practices and procedures in place that detected harmful fund timing by certain shareholders, and reported that timing to senior management of JWS, SAI and SDC. As described in more detail below, certain employees of SDC and SAI, known as the "timing police," worked together to monitor and report on the extent of market timing activities, and, with limited success, to exclude market timers from the Seligman Funds.

      15. The year 2001 is particularly significant to the Attorney General's investigation because it marks the beginning of both: (a) JWS's effort to "beef up" the timing police's enforcement of the prospectuses' limitations on market timing, after years of deliberate neglect; and (b) JWS senior management's granting to SAI sales managers the authority to ignore the restrictions against market timing in the case of certain privileged investors and their financial advisers.

      16. In November 2002, an SAI "timing cop" characterized JWS's express market timing arrangements on the one hand and tolerance of market timing activities on the other in a memo to the President of SAI, Stephen Hodgdon:

      Steve - I write this memo to bring to your attention an escalating problem that threatens the performance of our funds, and therefore our livelihood.
      It is the practice of NAV(2) arbitrage by professional traders (usually hedge funds), WHICH LOOTS PERCENTAGE POINTS IN TOTAL RETURN FROM THE FUNDS
      THESE TRADERS UTILIZE. THE CONTROLS WE CURRENTLY HAVE IN PLACE ARE
      INADEQUATE, AND TO MAKE MATTERS WORSE, ARE PERIODICALLY OVERRIDDEN BY
      SALES MANAGEMENT THROUGH THE GRANTING OF EXCEPTIONS TO CERTAIN FINANCIAL
      ADVISORS WHO FACILITATE THIS BUSINESS.

      Mutual fund NAV arbitrage by professional traders has grown into its own industry in just the last two years. The practice threatens the future of fund companies that don't understand its effect on their long-term returns. In addition, IT IS A TICKING TIME BOMB FOR THE ENTIRE MUTUAL FUND
      INDUSTRY, SET TO GO OFF THE DAY THE PRESS REALIZES THAT FUND COMPANIES
      ROUTINELY SELL THE RETURNS EARNED BY THE SHAREHOLDERS OF THEIR FUNDS TO
      SHORT-TERM TRADERS.

(Exhibit A (emphasis added)) In spite of this, the "professional traders," who had senior management's blessing, continued to time Seligman Funds and the
"inadequate controls" remained inadequate.

----------
(2)   "NAV" stands for "Net Asset Value" which is another term for the price a mutual fund pays when purchasing mutual fund shares or receives when selling them (not considering any additional sales charges).

      17. JWS's incentive for allowing timers to hurt the investment performance of Seligman Funds was the investment advisory fees earned on the timing assets.
JWS provides investment advisory services to the Seligman Funds in exchange for an advisory fee calculated as a percentage of assets under management in the
Seligman Funds. There is, therefore, an inherent conflict of interest - JWS has an incentive to prefer fee-increasing accumulation of assets over the best investment performance for Seligman Funds' shareholders. JWS's fiduciary obligations, however, require that it forgo acting in its own interests to the detriment of Seligman Funds' shareholders. Instead, JWS chose to permit self-interested, fee-generating and prospectus-violating market timing transactions over its fiduciary obligations to act in the best interests of and prevent harm to Seligman Funds' shareholders.

      18. To earn even more fees, JWS also obtained long-term "buy and hold"
investments from at least one of the persons with whom it had an express timing arrangement. Under this so-called "sticky money" arrangement, the timer made additional fee-generating investments in JWS-managed funds as an inducement or a reward for the right to "time" Seligman Funds.

      19. JWS was not the only fiduciary that failed to act in the best interests of the Seligman Funds' shareholders. The Boards of Directors of the
Seligman Funds, which are supposed to act as watchdogs for shareholders, also failed them in at least two ways.

      20. First, the timing activity in Seligman Funds raised clear "red flags"
in the form of inordinately high turnover rates that should have been, but were not, detected by the Boards of Directors. In late 2000, one Seligman Fund had short-term inflows of approximately $91 million and outflows of $80 million (a
138% turnover rate) in less than three-months. For the year 2001 two other
Seligman Funds had turnover rates in excess of 500%. The Boards of Directors did nothing to investigate or halt trading activity that was causing clear damage to
Seligman investors and constituted obvious violations of the Funds' prospectus restrictions.

      21. Second, the Boards approved JWS' excessive management fees despite the fact that many Seligman equity funds performed poorly during the relevant time period, in part because of the losses caused by timing activity. These excessive fees further shortchanged investors. As a result of these fees and other excessive charges approved by the Boards, Seligman is currently the fifth most expensive fund family in the United States among hundreds of competitors.
Respondents have concealed, among other things, that the Boards are subservient to JWS and that Seligman's high costs are the result of the Boards' failure to negotiate at arms' length with JWS. Whether the suppression of these and other facts was fraudulent has also been part of the Attorney General's investigation of Seligman; however, no discovery or injunctive relief relating to it is being sought at this time.

SELIGMAN'S "MESSAGE TO SHAREHOLDERS"

      22. To make matters worse, JWS announced a less than $2 million settlement and a fee reduction valued at approximately $ 4.2 million that reimburses the
Funds for only a small fraction of losses sustained as a result of timing activities. The settlement was the subject of a January 2005 "Message To
Shareholders" issued by JWS (and incorporated into the Seligman Funds'
prospectuses) concerning the Attorney General's and SEC's investigations of market timing activities in the Seligman Funds. As detailed herein, the
"Message" creates the false impression that an internal investigation conducted by JWS and resulting reimbursement valued at approximately $6 million provided full compensation to the Seligman Funds for the harm caused by mutual fund timing.

      23. In reality, however, the amount timers looted from the Seligman Funds was in the tens of millions of dollars. The "dilution" of the value of the
Seligman Funds due to timing activity is estimated to be in excess of $80 million since 1998. Timers' profits - a different measure of the damage done to long-term fund investors - is also estimated to be in excess of $80 million since 1998. The Seligman Funds' shareholders also suffered increased transaction and other costs as a result of the tens of billions of dollars of timing trades
Respondents allowed in the Seligman Funds.

      24. Based upon the foregoing, it appears that Respondents have engaged in fraudulent, deceptive and/or illegal acts and practices.

      25. While certain discovery has already been conducted pursuant to GBL ss.
352, further discovery is material and necessary to the investigation for the purpose of discovering facts relating to market-timing abuses at the Seligman
Funds, and precisely what Respondents knew concerning the express market-timing relationships and/or tolerance of market-timing activities in the Seligman
Funds:

                                   II. PARTIES

      26. Eliot Spitzer, the Attorney General of the State of New York, makes this application on behalf of the People of the State of New York.

      27. Respondent JWS is a Delaware corporation with its corporate headquarters located at 100 Park Avenue, New York, New York 10017. JWS is a
registered investment adviser (under the federal Investment Advisers Act of
1940), and provides management services to the Seligman Funds.

      28. Respondent SAI is a Delaware corporation with its corporate headquarters located at 100 Park Avenue, New York, New York 10017. SAI is the
distributor for the Seligman Funds and employs the persons responsible for marketing and selling the Seligman Funds. Respondent SAI is wholly owned by
Respondent JWS.

      29. Respondent SDC is a New York corporation with its corporate headquarters located at 100 Park Avenue, New York, New York 10017. SDC provides shareholder services for Seligman Funds. SDC is owned by a group of the Seligman
Funds and is ultimately controlled by the Boards of Directors of the Seligman
Funds.

      30. Respondent William C. Morris is, and was at all relevant times,
Chairman and a director of JWS and each of the Seligman Funds, and a director of
SDC. He owns approximately 75% of JWS and was the principal executive officer of
JWS at relevant times until in or about 2003.

      31. Respondent Brian T. Zino is and was at all relevant times the Chairman and a director of SDC and each of the Seligman Funds, and the President and a director of JWS. He owns approximately 10% of JWS and has been the Chief
Executive Officer of JWS since in or about 2003.

      32. Respondent Paul C. Guidone was from April 2001 to December 2003 a director of each of the Seligman Funds except the Seligman Cash Management Fund,
Inc., and a Managing Director and the Chief Investment Officer of JWS.

                            III. STATUTORY FRAMEWORK

      33. GBL Article 23-A, commonly referred to as the "Martin Act," and the regulations issued pursuant thereto regulate the offer, sale and purchase of securities within and from the State of New York. GBL Article 23-A authorizes the Attorney General to investigate the conduct of persons and entities engaged in, INTER ALIA, the issuance, exchange, purchase, sale, promotion, negotiation, advertisement, investment advice or distribution within or from the State of New
York of any securities.

      34. The Martin Act clearly proscribes fraudulent practices in connection with the sale of securities generally. It prohibits and makes illegal, for instance, any fraud, misrepresentation, deception, concealment, or promise or representation which is beyond reasonable expectation while engaged in the issuance, distribution, sale or purchase of securities within and from the State of New York. The statutory scheme also prohibits and makes illegal any artifice, device or scheme to obtain money by any means prohibited by GBL ss. 352-c.
Unlike the federal securities laws, no proof of intent (I.E., SCIENTER) or purchase or sale of stock is required, nor is reliance an element of a violation.

      35. Section 352 (1) of the GBL defines fraud and fraudulent practices as including, INTER ALIA, any device, scheme or artifice to defraud or obtain money by means of any false pretense, representation or promise, fictitious or pretended purchase or sale, and any concealment, suppression, fraud, false pretense or false promise in connection with the sale of securities or offering of investment advice. It also provides, INTER ALIA, that any violation of any section of Article 23-A of the GBL is a fraudulent practice, and it authorizes the Attorney General to investigate allegations of fraud.

      36. When, based upon a preliminary investigation, the Attorney General determines to commence an action pursuant to Article 23-A, he may seek an application from the Supreme Court, pursuant to GBL ss.354, for an order directing the persons and entities mentioned in the application to appear and answer questions and to produce documents which the Attorney General believes to be material and necessary to the investigation he is conducting. In addition, this section provides that the Attorney General may include, with such application, a request for a preliminary injunction or stay as may be "proper

                                       10

and expedient." At the conclusion of the investigation, the Attorney General is empowered, under GBL ss.353, to seek an injunction permanently enjoining an individual or entity who has taken part in fraudulent practices from directly or indirectly engaging in the issue, sale or offer of securities within or from the
State of New York, as well as restitution, and/or, other remedies under the GBL.

                             IV. STATEMENT OF FACTS

A. BACKGROUND ON TIMING IN THE MUTUAL FUND INDUSTRY

      37. "Mutual fund timing" is the short-term trading of mutual fund shares.
This type of trading is often conducted by sophisticated financial entities known as hedge funds. Typically, computerized trading "models" utilized by hedge funds signal when to engage in short-term buys and sells of mutual funds.

      38. These "models" are often complex and vary depending upon the strategy being utilized. For purposes of illustration, the basic mechanics are as follows. When a model indicates financial markets will rise in the short-term, the hedge fund fully invests in equity mutual funds to capitalize on the expectation that the stocks making up the mutual funds' portfolios will rise in value and, consequently, the share prices of the mutual funds will also rise.
When the model subsequently indicates that financial markets will suffer a short-term decline, the expectation changes - a drop in the share price of the mutual funds is anticipated. On a downward signal, therefore, the hedge fund sells its fully-invested position in equity mutual funds, captures a short-term profit and typically invests the proceeds in a virtually riskless position in a money market fund. While resting in the security of the money market fund, the hedge fund lies in wait for its next opportunity. When the model again predicts a short-term rise in financial markets, the hedge fund sells its money market position and again buys equity mutual funds. When the model indicates the short-term upward rally is over, the hedge fund sells its position in equity funds, again locks-in a profit and again returns the proceeds to the safety of a money market fund.

                                       11

      39. These short-term exchanges of mutual fund shares - known as "round trips" - often occur within a day, a few days, a few weeks or, often in the case of timing in high yield bond funds, a month or more of each other. Depending on the strategy, a hedge fund might engage in fifty or more "round trips" in less than a year allowing its money to safely rest in a money market fund most of the time. If a hedge fund "times the market" right, therefore, it can dramatically reduce exposure to the market risk to which ordinary investors are subject, but with little or no loss in upside potential.

      40. A common strategy involves international time-zone differences. Rapid traders use international mutual funds to capture an "arbitrage" profit. A typical international strategy works as follows.

      41. "Domestic" mutual funds invest primarily in stocks of U.S. companies trading primarily on markets within the United States. These markets usually close at 4 p.m. New York time. Domestic mutual funds calculate their prices
(I.E., "NAVS") as of the 4 p.m. New York time close of these U.S. markets. In other words, the stocks in the mutual fund's portfolio are usually actively traded up until 4 p.m. and, therefore, the stock prices are current as of the time at which mutual funds price fund shares.

      42. By contrast, "international" mutual funds invest primarily in foreign stocks trading in financial markets outside the United States. Given time zone differences, these foreign markets close much earlier than 4 p.m. New York time and do not reopen until the next day. Consequently, the last trade in the foreign stocks constituting the international mutual fund's portfolio may have been much earlier that morning at, for example, 4 a.m. New York time. By 4 p.m.

                                       12

that afternoon (N.Y. time), the prices of the foreign stocks are twelve hours old; they are stale, not current like the prices of the domestic stocks. The arbitrage opportunity exists because even though prices were (in this example)
twelve hours old, international mutual funds used those stale prices to calculate their NAVs.

      43. As a result, while foreign markets are closed during the U.S. trading day, timers watch what financial markets in the United States are doing. If U.S.
markets are up significantly during the day and continue to stay up toward the 4
p.m New York time close of the markets, it is probable that when foreign markets open later that day, E.G., at 9 p.m. New York time, the foreign markets will follow suit. In a way, therefore, the international mutual fund is "mis-priced"
because the rise in U.S. markets (and probable corollary rise in foreign markets) is not factored into the mutual fund's share price. To exploit this pricing inefficiency, the timer bets on the expectation that the prices of foreign stocks will rise the next day by buying international mutual funds. When
U.S. markets subsequently drop a day or a few days later, the timer sells the mutual fund thereby capturing a short-term profit. Many timers engage in a cycle of such short-term mutual fund investing throughout the year.

      44. While international equity mutual funds are most often targeted, many timers execute successful market timing strategies in domestic large and small capitalization equity funds, high yield bond funds and other types of mutual funds as well. Regardless of the strategy being used, the key to success is the availability of "round trips."

      45. Mutual funds are not designed or marketed as short-term trading vehicles. Short-term "round trip" trading by fund timers injures long-term shareholders in at least three ways.

                                       13

      46. First, short-term traders increase transaction costs for the mutual fund as a whole. Shareholders who frequently buy and sell cost the fund more money in processing trades than those who buy and hold for the long-term.

      47. Second, fund timing allows frequent traders to profit at the expense of long-term investors. This effect, known as "dilution," works as follows. When a timer buys into an equity fund, a mutual fund portfolio manager will, generally speaking, either invest the timer's money in stocks or hold the funds in cash. If the share price of the mutual fund rises a few days later, the timer will typically redeem his shares in the equity fund, lock-in a profit and retreat to the safety of a money market fund. If the portfolio manager held the timer's money in cash during the timer's round trip, the mutual fund, in effect, simply gives the uninvested cash back to the timer, plus the timer receives a pro rata portion of the gain on the stocks in the mutual fund's portfolio.
Allowing the timer to share in any portion of the increase in portfolio value is unfair because he contributed nothing to the gain. Since the timer's money remained in cash, the timer's "investment" was never put to work to earn a profit for all shareholders. To the contrary, the market timer darted into the equity fund at the last moment and clipped part of the upside that would otherwise have gone to buy and hold shareholders. When timers make numerous of these uninvested "round trips" in and out of the fund, they continually "pick off" pieces of long-term shareholders' profit. This substantially waters down --
or "dilutes" -- investment returns.

      48. The third form of damage can result regardless of whether a timer's money is held in cash or invested by the mutual fund. In either instance, the mutual fund may incur unnecessary costs associated with having to buy and sell securities or otherwise raise cash to meet timer redemptions. In the situation where a timer's cash was not invested, in order to give the timer his piece of the increase in value of the portfolio's shares, the mutual fund may have to either draw down on a line of credit or sell stocks to raise the money. Both options result in costs to long-term shareholders.

                                       14

      49. Drawing on a line of credit causes the mutual fund to incur borrowing costs. When timers conduct numerous "round trips," such costs can be substantial. Selling stocks can also cause substantial harm. A portfolio manager may have to sell stocks that were just purchased into a falling market. This not only jettisons the LONG-TERM investment potential of the securities -- the reason they were purchased in the first place -- but causes the fund to incur otherwise unnecessary brokerage costs to sell the securities. These brokerage costs can also be substantial and are an utter waste because the securities were never given a meaningful opportunity to contribute to mutual fund returns. In addition, where the portfolio manager sells stocks that would have been held but for the timer's redemption, the fund may incur additional capital gains tax liabilities that are ultimately borne by long-term shareholders. These same adverse, consequences may result when a portfolio manager has invested a timer's cash in stocks only to have to convert securities back to cash a short time later to meet the timer's redemption.

      50. Significantly, mutual funds have the legal tools necessary to prevent shareholders from engaging in frequent short-term "round trips." And given the harmful effects, as fiduciaries, mutual fund managers have obligations to affirmatively use these tools to put a stop to market timing activities.

      51. Given the harm that timing causes, and the tools available to put a stop to it, why would a mutual fund manager allow his fund to be timed? The answer lies in the way that mutual funds are organized. Typically, a single management company sets up a number of mutual funds to form a family. While each mutual fund is in fact its own portfolio, as a practical matter the management company runs all of them. The portfolio managers who make the investment decisions for the funds and the executives to whom they report are all typically employees of the management company, not the mutual funds themselves. Still, the management company (also known as the investment adviser) owes fiduciary duties to each fund and each investor.

                                       15

      52. The management company makes its profit from fees it charges the funds for financial advice and other services. These fees are typically a percentage of the assets in the fund, so the more assets in the family of funds (including timing assets), the more money the manager makes. The timer understands this perfectly, and frequently offers the manager more assets that will not be short-term traded in exchange for the right to short-term trade other funds within the same fund family. These additional investments are known as "sticky money" or "static assets."

      53. Many mutual fund managers have exercised their fiduciary duties and forgone the additional investment-advisory revenue generated by allowing timers to victimize the shareholders of the funds they manage. Others, such as JWS, have not.

B. MARKET TIMING AT SELIGMAN

      1. THE SELIGMAN FUNDS' PROSPECTUSES

      54. Respondents and the independent directors of the Seligman Funds have been aware of the harmful financial effects of excessive trading on mutual fund performance since at least 1995.

      55. Beginning in 1995, Seligman Funds' prospectuses warned investors of the harmful effects of excessive trading and informed investors of the Funds'
right to restrict it:

      BECAUSE EXCESSIVE TRADING (INCLUDING SHORT-TERM, "MARKET TIMING" TRADING)
      CAN HURT THE FUND'S PERFORMANCE, THE FUND MAY REFUSE ANY EXCHANGE (1) FROM
      ANY SHAREHOLDER ACCOUNT FROM WHICH THERE HAVE BEEN TWO EXCHANGES IN THE
      PRECEDING THREE MONTH PERIOD, OR (2) WHERE THE EXCHANGED SHARES EQUAL IN
      VALUE THE LESSER OF $1,000,000 OR 1% OF THE FUND'S NET ASSETS. The Fund
      may also refuse any exchange or purchase order from any shareholder account if the shareholder or the shareholder's broker/dealer has been advised that previous patterns of purchases and redemptions or exchanges

                                       16

      have been considered excessive. Accounts under common ownership or control, including those with the same taxpayer ID number and those administered so as to redeem or purchase Shares based upon certain predetermined market indicators, will be considered one account for this purpose. Additionally, the Fund reserves the right to refuse any order for the purchase of shares.

(Exhibit B (emphasis added))

      56. In 1999, when Respondents knew fund timing in the Seligman Funds was increasing, they deleted the following key language, among other things, from the Seligman Funds' prospectuses: "Because excessive trading (including short-term, "market timing" trading) can hurt the Fund's performance. . . ." The prospectuses retained in substance, however, the one million dollar restriction, two-exchange limitation and other restrictions on excessive trading. Why the cited passage and other language(3) was deleted remains an unanswered question in the Attorney General's investigation.

      57. These disclosures created the impression that the Seligman Funds were diligently monitoring frequent trading activities, making a determination concerning whether such activities were harmful to shareholders and, if so, terminating an investor's trading privileges when they exceeded the stated
number of exchanges or dollar volume. In fact, however, the opposite was true.

      58. While market timing restrictions were enforced as to some investors,
JWS made secret deals with certain other professional traders (or their agents)
that expressly permitted the traders to exceed the numerical exchange limitation in the prospectuses. Respondent Zino, who is both a member of the Boards of
Directors of the Seligman Funds and the current head of JWS, had actual knowledge of at least one such arrangement. These relationships resulted in

----------
(3)   The following language was also deleted from the prospectuses: "Accounts under common ownership or control, including those with the same taxpayer
      ID number and those administered so as to redeem or purchase shares based upon certain predetermined market indicators, will be considered one account for this purpose."

                                       17

substantial harm to the Seligman Funds. Respondents also knowingly tolerated, for years, a substantial amount of market timing by shareholders with whom they had no express relationship that also substantially eroded the investment returns of the Seligman Funds.

      2. SELIGMAN WAS AWARE OF THE HARM MARKET TIMING CAUSED ITS SHAREHOLDERS

      59. At various times, JWS, SAI, and SDC employees recognized the harm that market timing was causing the Seligman Funds' shareholders. As early as 1998, certain portfolio managers complained that excessive trading was disrupting their ability to manage their funds efficiently.

      60. The problem had grown by mid-1999, as is demonstrated by a July 7,
1999 e-mail from Edward Lynch, then Senior Vice President and National Sales
Director of SAI, to certain sales managers:

      [I]t's hammer time -- these guys [i.e., timers] need to be cut off!

      TIMERS, AS YOU KNOW, ARE NOT EXTENDED A WARM WELCOME BY J&W SELIGMAN, NOR
      BY MOST OTHER SELF-RESPECTING FIRMS IN THIS BUSINESS. WE HAVE A NUMBER OF
      CLIENTS WHO ARE IN GROSS VIOLATION OF THE LIMITATIONS WE ESTABLISHED (BY
      PROSPECTUS) TO DETER TIMING ACTIVITIES. WE MUST ADDRESS THIS SITUATION
      IMMEDIATELY.

      ....Once notified in the form of [the attached] letter [identifying a violation of Seligman's exchange policy], these [financial advisers] will be limited to the 2 round trips per three month period. Additional exchanges in any three month period will simply not be honored.

(Exhibit C (emphasis added)). While such warning letters were from time to time sent out, no effective measures were taken by Respondents to address timing activity; on the contrary, the amount of timing increased.

      61. During 2000, the amount of timing activity in the Seligman Funds rose dramatically. One complaint made by a portfolio manager to JWS's Chief
Investment Officer in a January 12, 2001 e-mail explained the negative effects of timing in a Seligman international fund:

                                       18

      The international fund currently has cash of $11,440,409 (17.1% of assets)
      due to an inflow of $9,137,307 on 1/11/01, which I was notified of this afternoon. [THIS HAS] COST[] US 15 [BASIS POINTS] OF PERFORMANCE....THIS
      IS THE EQUIVALENT OF HAVING ONE OF MY PORTFOLIO'S STOCKS UNDERPERFORM BY
      12% OVER THIS PERIOD.

      After a long string of problems with money coming into and out of the fund, I had [a JWS employee] run a report of all the capital stock activity from 11/01/00, the date of our new fiscal year. In less than three months, the fund as [sic] had inflows of $91,991,193 (138% of assets) and outflows of $80,991,653. By my reckoning, we've had 14 round trips of massive flows in and out meaning 28 trading days I have either been scrambling to get invested or raising liquidity. There were only 49 trading sessions over this period, so this is how I've spent about 60% of my time.

      Given that we can not employ futures and our systems for notifying me of activity do not allow me to get invested on a timely basis, the execution costs are huge to our existing shareholders. Most studies of trading strategies suggest that trading activity costs about 100 basis points after commissions, bid-ask spread, fx cost, and market impact. THUS, I
      THINK SO FAR, THIS ACTIVITY HAS COST THE FUND ABOUT 140 [BASIS POINTS].

(Exhibit D (emphasis added)) As a result of such complaints, Seligman began to increase the activities of its timing police.

      3. SELIGMAN'S TIMING POLICE

      62. JWS, SAI and SDC had practices and procedures in place to detect harmful market timing by certain shareholders since at least 1998. SDC's timing police monitored and reported (to SAI's timing police, among others) on the extent of market timing activities in a "market timing report" which identified each salesperson of an investment adviser or broker-dealer (the salesperson was commonly referred to as a "financial adviser" or "adviser") with customer accounts that appeared to be engaging in excessive trading in Seligman Funds.
Even though SDC was wholly-owned by the Seligman Funds, however, it apparently never reported its findings to them, nor did the Boards of Directors of the
Funds ever inquire as to what its subsidiary was doing to police timing.

                                       19

      63. When harmful market timing was identified and Seligman decided NOT to allow it to continue, as sometimes happened, SDC prepared, and SAI signed and sent out, warning letters to the financial advisers shown on the market timing reports. The warning letter expressly acknowledged harm that market timing can cause. A version of the warning letter sent in June 2001 stated:

      I am writing concerning our exchange policy between Seligman funds. As stated in each fund Prospectus, we reserve the right to refuse an exchange request if there have been two exchanges from the same fund within any three-month period.

      One of the main reasons for this policy is that excessive trading can hurt a fund's performance. Also, excessive trading generates increased fund expenses due to the additional administrative and portfolio management costs incurred.

      Unfortunately, exchange activities in your client's accounts have reached the threshold noted above, and we are writing to ask you and your client's
      [sic] to adhere to the guidelines set forth in the prospectus. If this cannot be done, the next step will be to freeze your client's assets in a
      Seligman Cash Management Fund for a period of 90 days. After that time, your clients can adhere to the prospectus, or redeem their assets.

(Exhibit E) A "freeze" or "kick-out" letter was sometimes sent if, despite the warning, the account made another exchange into the fund in the same 90-day period.

      64. By mid-2001, in response to, among other things, portfolio manager complaints, Seligman began to enforce its prospectus restrictions more rigidly.
A version of the "freeze" or "kick-out" letter issued in 2002 also expressly acknowledges the harm caused by market timing and states that it was discouraged:

      Excessive trading can hurt a fund's performance by forcing portfolio managers to make certain investment decisions based on liquidity factors, as opposed to sound investment judgment. Also, excessive trading generates increased fund expenses due to the additional administrative and portfolio management costs incurred. IT IS FOR THESE REASONS THAT WE AT SELIGMAN,
      ALONG WITH MOST OF THE INDUSTRY, HAVE POLICIES IN PLACE TO DISCOURAGE THIS
      TYPE OF TRADING ACTIVITY AMONG OUR SHAREHOLDERS.

                                       20

      As stated in each fund prospectus, we reserve the right to refuse an exchange request or any request to buy fund shares if there have been two exchanges from that same fund within any three-month period or if it is determined that a previous pattern of purchases and sales or exchanges have been excessive.

      [I]n the interest of the funds and their shareholders, we will not be able to accept purchases in you clients' accounts for a period of 90 days. At the end of that period, your clients will be able to invest in the funds, provided they abide by limitations set forth in our prospectuses.

(Exhibit F (emphasis added))

      4. SELIGMAN'S EXPRESS MARKET TIMING ARRANGEMENTS

      65. At the same time that the "timing police" at SDC and SAI were monitoring fund timing and freezing some accounts, JWS President Brian Zino (who is also a director of the Seligman Funds) was granting authority to senior sales managers to make exceptions to favored customers or their advisers, allowing them to exceed the prospectus limitation of two exchanges in a three-month period.

      66. From in or about March 2001 to September 2003, "exceptions" to the round-trip and other limitations in the prospectus were granted to at least twelve advisers and the timers they represented.

      67. A timing cop characterized senior management's granting of the exceptions in a November 2002 memo to Hodgdon, the President of SAI, as follows:

      Steve - I write this memo to bring to your attention an escalating problem that threatens the performance of our funds, and therefore our livelihood.
      It is the practice of NAV arbitrage by professional traders (usually hedge funds), which loots percentage points in total return from the funds these traders utilize. THE CONTROLS WE CURRENTLY HAVE IN PLACE ARE INADEQUATE,
      AND TO MAKE MATTERS WORSE, ARE PERIODICALLY OVERRIDDEN BY SALES MANAGEMENT
      THROUGH THE GRANTING OF EXCEPTIONS TO CERTAIN FINANCIAL ADVISORS WHO
      FACILITATE THIS BUSINESS.

                                       21

      Mutual fund NAV arbitrage by professional traders has grown into its own industry in just the last two years. The practice threatens the future of fund companies that don't understand its effect on their long-term returns. In addition, it is a ticking time bomb for the entire mutual fund industry, set to go off the day the press realizes that fund companies routinely sell the returns earned by the shareholders of their funds to short-term traders.

      Usually, these traders employ a global arbitrage strategy that exploits the stale prices of international securities used when a fund calculates its 4 pm NAV. There are also non-global strategies. TYPICALLY, THE TRADER
      SWOOPS INTO THE FUND FOR ONE OR TWO DAYS AND TAKES PROFITS THAT WERE MEANT
      FOR THE LONG-TERM SHAREHOLDERS. THE MONEY NEVER GETS A CHANCE TO BE
      INVESTED IN ANYTHING AND THE REMOVAL OF THESE ASSETS FROM THE FUND COMES
      RIGHT OFF THE FUND'S RETURN. Five traders making 10 round trips per year of $1 million, at a 4% profit each trip, knocks 1% off the total return of a $200 million fund that year.

(Exhibit A (emphasis added)) The SAI employee sent the same memorandum to Edward
Lynch, SAI's National Sales Director who reported to Hodgdon, on November 13,
2002.

      68. Certain specifics with respect to some of the express timing relationships are set forth below.

            A. MCDONALD INVESTMENTS INC.

      69. The most significant market timing relationship was granted to the
Chicago office of McDonald Investments, Inc. ("McDonald"), for two of its
customer accounts known collectively as "Chicago Escrow." Edward Lynch was approached by McDonald for approval to market time four of the Seligman Funds.
McDonald and Lynch engaged in negotiations from June to September 2002. McDonald came to be known as "Fiebig/Maxwell" in or about March 2003.

      70. McDonald proposed that Chicago Escrow be permitted timing capacity of
$200 million and a frequency of approximately one and a half round trips per month, with the flexibility to occasionally make two to three round trips per month within certain capacity limits.

      71. In the summer of 2002, Lynch told Hodgdon that he had been approached by McDonald. Hodgdon met with Respondent Zino and Respondent Paul Guidone, JWS's

                                       22

Chief Investment Officer (and a fund director), and told them about the McDonald timing proposal. Without objection from Zino or Guidone, Hodgdon later told
Lynch that he could discuss the proposal with McDonald. Hodgdon subsequently authorized Lynch to grant McDonald $40 million in timing capacity.

      72. Chicago Escrow made its first two investments, totaling $40 million, on or about October 1, 2002, and market-timed the Seligman
Communications and Information Fund ("C&I Fund"), Global Growth Fund, Global
Smaller Companies Fund, and Global Technology Fund until on or about September
15, 2003.

      73. Chicago Escrow was permitted to make three round trips per month in each of the Funds in which it had invested (instead of the two round trips per quarter that ordinary investors were permitted to make).

      74. In October 2002, Chicago Escrow purchased $40 million Class D shares in the Cash Fund. According to the weekly timing report distributed by a Vice
President of SDC and a member of the "timing police," on November 8, 2002,
Chicago Escrow had already exchanged $80.1 million and completed five round trips within a month. The transaction total for these round trips exceeded $200 million.

      75. Shortly after the timing report was distributed, several officers at
Seligman expressed their concern over this arrangement. A Senior Vice President of SDC and a n ember of the "timing police," stated that he was "extremely concerned about the market timing exception granted to `Chicago Escrow' and felt that Seligman should "remove their timing money from our funds immediately." He went on to say that he did not think that Chicago Escrow should be using
Seligman Funds as a short-term trading vehicle.

      76. The President of SDC, John Clark, also voiced his displeasure at the arrangement between Seligman and McDonald Investments. He listed several troubling aspects of till: Chicago Escrow arrangement, including that fact that the money exchanged had been going into funds with fewer assets. For example, he cited a $25 million exchange that went into the Global Growth Fund, which had only $68 million in assets.

      77. A Vice President of SAI and member of its "timing police," expressed shock that this deal had been made at all, especially since the trading volume being permitted was "4 to 6 times that mentioned in the prospectus as being excessive."

      78. In the fall of 2002, Hodgdon directed Lynch to have Chicago Escrow remove its investments in the four Seligman Funds. Hodgdon did not specify a deadline and did not ensure that his directive was carried out.

      79. Shortly thereafter, Hodgdon, Lynch and Clark, were sent an e-mail dated November 26, 2002 from an SDC timing cop notifying them as follows:

      Last week $22.9 million was exchanged by market timers versus $21.3 million the previous week. Of the $22.9 million, $21.1 million is represented by the advisor [i.e., McDonald Investments] who has been granted an exception by SAI. Of the remaining $1.8 million no assets were frozen.

Clark replied to Lynch with the following message:

      I SPOKE TO [RESPONDENTS AND FUND DIRECTORS] PAUL GUIDONE AND BRIAN ZINO
      ABOUT THIS RELATIONSHIP and I continue to feel very uncomfortable about the risks we are assuming in keeping it on our books. Based on my prior
      e-mails with you, I want to move immediately in getting this group out of the complex. They show absolutely no interest in adhering to our policies and with the risks we incur, this is going to come back and bite us. Quite

                                       23

      possibly it could also result in a big loss to the firm. Couple this with the fact that we allow them to exchange into the global portfolios and lock in a profit based on almost certain movements in the foreign markets
      (far east especially), WE ARE ALLOWING WHAT THE REGULATORS AND WATCHDOGS
      HAVE BEEN CALLING "UNETHICAL PRACTICES" WHICH ARE DONE AT THE EXPENSE OF
      FUND SHAREHOLDERS.

(Exhibit G (emphasis added))

      80. Nevertheless, JWS continued to honor the terms of the timing arrangement at the expense of ordinary investors. Chicago Escrow was able, on
January 2, 2003, to DOUBLE its timing assets by purchasing $40 million of Class
A shares in the C&I Fund. When Zino learned of the increased capacity, he personally assumed responsibility for the relationship.

      81. By March 2003, Chicago Escrow had completed 34 round trips in four
Seligman Funds - the Global Tech Fund, C&I Fund, Global Growth Fund, and Global
Smaller Fund -- within a 90-day period, resulting in $550.5 million in exchange activity.

      82. That same month, Seligman finally reduced Chicago Escrow's capacity to time in the Global Growth Fund from $5 million to $2 million. McDonald
Investment's capacity in the C&I Fund was similarly reduced from $60 million to
$25 million.

      83. In April 2003, McDonald Investments removed about $42 million from the funds without being subjected to an otherwise applicable contingent deferred sales charge -- routinely charged to small investors, which would have been approximately $238,482.97.

      84. In August 2003, Lynch and McDonald's successor (Fiebig/Maxwell)
negotiated a new agreement that allowed Chicago Escrow to continue its excessive trading. It was not until October 2003, after the Attorney General's announcement of an industry-wide mutual fund timing investigation, that the entire amount invested by Chicago Escrow was redeemed.

            B. SALOMON SMITH BARNEY

      85. A registered securities salesperson at Salomon Smith Barney's office at One Penn Plaza in New York, New York (the "SSB adviser") was a client of the
Seligman marketer or "external wholesaler" for the New York metropolitan area.

                                       24

In mid-November 2001, the Seligman regional sales manager for the Northeastern
United States granted the approval for the SSB adviser to market time a Seligman
Fund.

      86. According to the timing arrangement between the SSB adviser and
Seligman, the SSB adviser agreed to invest $10 million in timing money into the
Seligman Global Technology Fund ("Global Tech Fund") and deposit $10 million in
"sticky money" into the U.S. Government Securities Fund. The $10 million
"sticky" investment in U.S. Government Securities Fund was a QUID PRO QUO for
the right to make up to three round trips per quarter with the SSB adviser's clients' $10 million in the Global Technology Fund.

      87. One month after being granted an exception, the SSB adviser had already completed four to five round trips between the Global Tech Fund and the
Seligman Cash Fund ("Cash Fund").

      88. By on or about December 19, 2001, the SSB adviser had completed nine round trips. Subsequently, he was removed from the exceptions list, and his assets were frozen. In January 2002, the SSB adviser had removed all but $31,256 from both the Global Technology Fund and the U.S. Government Securities Fund.

            C. UBS PAINEWEBBER - DENVER OFFICE

      89. On behalf of a client with a fund timing trading program who wanted to use it to time certain Seligman Funds, a registered securities salesperson in the Denver office of UBS PaineWebber (the "PW adviser") asked the Senior-Vice
President and Divisional Sales Director of SAI (the "Sales Director") for the
Chicago region and the Western United States, for permission to market time four of the Seligman Funds. The Sales Director passed the request along to Lynch.

                                       25

      90. In November or early December 2001, Lynch granted an exception to the
PW adviser that allowed him to make up to four round trips per quarter. Lynch and the two portfolio management teams that managed those four funds approved the PW adviser's request of up to five round trips per quarter in an amount of
$5 million (later increased to $30 million) allocated among the C&I Fund, Global
Technology Fund, Growth Fund and Capital Fund. An SDC timing cop agreed to add the PW adviser to the exception list. The PW adviser invested about half of the permitted amount, or approximately $2.5 million.

      91. The Sales Director found the PW adviser to be a problem in part because the PW adviser believed that he was allowed to make four round trips per fund per account each quarter, when the Sales Director understood the deal to be for four round trips per account in total. In April 2002, the SDC timing cop
e-mailed his supervisor about the arrangement and informed him that the agreed-upon terms included up to five round trips per 90 days. According to the timing cop, the PW adviser was spreading the exchanges over several funds, so as not to exceed the five round trip limit. The Sales Director did not inform the
Boards of Directors of the Seligman Funds of this arrangement.

      92. Two days later, the Sales Director informed the SDC timing cop that the PW adviser had misunderstood the parameters of the agreements. The Sales
Director spoke with the SAI president, who agreed to give the PW adviser up to
90 days to break the news to his clients and find another fund complex that would allow that frequency of timing. The PW adviser did not honor his commitment to the agreed-upon frequency of market timing and continued to time the Seligman Funds, making five round trips in one week and 28 round trips in 90 days. The PW adviser's account was finally closed on April 19, 2002.

                                       26

            D. MERRILL LYNCH

      93. In April 2001, a registered securities salesperson in Merrill Lynch's office in Paradise Valley, Arizona (the "ML adviser"), approached the same Sales
Director for the Chicago region for timing capacity of $3 million in the
Seligman High-Yield Fund. According to the Sales Director, the ML adviser wanted to use a model that would require anywhere from eight to 22 round trips per year, but the ML adviser promised to limit activity to close to two round trips per 90 days.

      94. Although the ML adviser was not formally granted an exception until
July 23, 2001, he began timing assets of approximately $2.5 million, divided between two accounts, in early 2001. From approximately April 11, 2001, to
September 3, 2002, the ML adviser made 13 round trips in one account and 12 round trips in the other, and as many as four round trips in a 90-day period.

      95. The ML adviser liquidated his accounts in September 2002.

            E. PRUDENTIAL SECURITIES

      96. A securities salesperson registered with Prudential Securities, Inc.
(the "PS adviser") was granted an exception on or about March 27, 2001. By May
30, 2001, the PS adviser had made a total of 17 round trips with investments totaling approximately $8.5 million in the Capital Fund and Global Technology
Fund. The PS adviser engaged in $2 million of timing activity on behalf of his client(s) during the week ending June 8, 2001. That accounted for 19% of all identified market timing (authorized and unauthorized) that week. A Seligman timing cop later wrote in an e-mail dated June 13, 2001 to other timing cops:

      I just sent you last weeks [sic] timer report. [A registered representative] from Prudential is on the exception list as you know.
      Since being granted an exception on March 27th he has completed 13 round trips over the last 60+ days. Year-to-date, he has completed 21 roundtrips. This individual only has $64K in non-timer assets. His timer accounts should be frozen, now.

                                       27

(Exhibit H)

      97. Sometime in June 2001, the PS adviser's account was frozen at Clark's instruction.

      98. The PS adviser's accounts were unfrozen on or about July 16, 2001, on the condition that the PS adviser would not exceed the prospectus limitation on excessive trading. By late August 2001, however, the PS adviser already had made two round trips in the amount of more than $14 million.

            F. OTHERS

      99. There were other timing relationships as well. One adviser was given an exception to time the High Yield Fund. Hodgdon was aware of the exception.

      100. Another adviser received approval from the regional sales manager for the Southeastern United States, to time the High Yield Fund, but timed the
Common Stock Fund instead, in the amount of $4.3 million.

      101. There were in total at least twelve expressly recognized market-timing relationships at Seligman, including those described above. (SEE
Exhibits I and L, which consist of three documents containing duplications and from which the financial advisers' names have been redacted.)

      102. Each of these express timing relationships resulted in substantial dilution and other harm to Seligman's shareholders.

                                       28

      5. SELIGMAN FAILED TO EFFECTIVELY MONITOR AND RESTRICT TIMERS WITH WHICH
         IT HAD NO EXPRESS TIMING ARRANGEMENT

      103. Despite recognizing the harmful effects of timing as early as 1995,
Seligman tolerated substantial market timing by shareholders with which it had no express timing arrangement.

      104. Respondents failed to enforce the two-exchange limitation in
Seligman's prospectuses and otherwise recklessly disregarded substantial market timing activities. This failure was sometimes referred to as taking a "passive"
approach. For example, a January 31, 2001 e-mail from Clark to senior Seligman executives stated:

      The financial advisors appearing on this monthly report qualify based on the following criteria:

            *They have completed more than 6 roundtrip exchanges per quarter.

            (PRESENTLY, THE PROSPECTUS LIMITS CLIENTS TO 2 ROUNDTRIPS PER
      QUARTER BUT WE HAVE TAKEN A MORE PASSIVE APPROACH IN ENFORCING)

            *The assets in EACH of the accounts being timed for the financial advisor exceeds $250,000

            *** It seems that our current process however is too slow in responding to financial advisors that abuse the exchange privilege. Timing has become an increasingly disruptive activity for many fund companies and more aggressive steps have been put in place throughout the industry.

(Exhibit J, page 1 (emphasis added)).

      105. In the same email, Clark also summarized the historical "passivity"
of enforcing Seligman's prospectus for the benefit of shareholders:

      As a point of reference, in 1999 we began the year with $ 308 million in assets identified as timing money and during that year, $ 255 million liquidated from the Seligman Funds. In 2000 we began the year with $ 202 million in timing assets and we liquidated $ 137 million during the year.

      We begin 2001 with $ 101 million in timing assets. More than $ 10 million reside in accounts that are presently frozen. Please note, these numbers only include accounts that have assets greater than $ 250 thousand with more than 6 roundtrip exchanges in a quarter. WHEN WE LOWER THE
      IDENTIFICATION THRESHOLD TO THREE ROUNDTRIP EXCHANGES IN A QUARTER, IT
      WILL SIGNIFICANTLY INCREASE THE AMOUNT OF ASSETS IDENTIFIED AS TIMING
      MONEY.

                                       29

(Exhibit J, page 2 (emphasis added))

      106. Seligman also failed to enforce the prospectus limitation on transactions in excess of $1 million. From 1998 through 2003, there were more than 4000 transactions in excess of $1 million. Each transaction violated the terms of the Seligman Funds' prospectuses.

      107. This failure to enforce the Seligman Funds' prospectus restrictions and other tolerance of market timing activities resulted in substantial dilution and other harm to mutual fund shareholders. The total dilution resulting from excessive transactions in violation of the Seligman Funds' prospectus restrictions exceeds $80 million since 1998.

      108. The Boards of the Seligman Funds also failed to act when confronted with obvious "red flags" showing extensive mutual fund timing in Seligman Funds.
The timing activity in the Funds was so extensive that it resulted in sharply elevated levels of "churn" as arbitragers moved cash in and out of them. For example, in 2000, in Seligman's Class A international funds, there were $1.73 billion of redemptions and $1.83 billion of purchases with fiscal average assets of $1.66 billion. This amounts to a redemption ratio (a measure of timer churning in funds) of 104%. During 2001; there were $2.44 billion of redemptions and $2.21 billion of purchases with average assets of $998 million. This amounts to a redemption ratio of 244%. In 2001, Seligman International Growth, Seligman
Global Growth and Seligman Global Small Companies Funds had churn ratios of
1207%, 549% and 567% respectively. According to a recent Lipper report, the average equity fund had a ratio of only 38% in the year just prior to the
Attorney General's investigation.

      109. Data relating to such cash flows was available to (and presumably reviewed by) the Boards of the Seligman Funds. Had the Directors paid attention to these extreme asset turnover rates, or even asked the simplest question about them, they would have discovered that these flows were due to market timing activity and that, therefore, the Seligman Funds' prospectus restrictions were not being enforced.

                                       30

      6. SDC HAD A DUTY TO REPORT MARKET TIMING ACTIVITY TO THE BOARDS OF THE
         SELIGMAN FUNDS

      110. The Attorney General's investigation to date has uncovered no evidence that the timing police at SDC reported their knowledge of market timing to the Boards of Directors of the Seligman Funds, despite the fact that SDC was and is owned by some of the Seligman Funds.

      111. SDC owed a duty to its owners, and to the independent directors of the Seligman Funds, to report the information SDC had obtained about market timing in the Seligman Funds. SDC did not carry out that duty. Instead, the timing police at SDC worked with, and seemingly allowed themselves to be controlled by, JWS and the timing police at SAI. As a result, rather than serving the best interests of the investors in the Seligman Funds by identifying and eliminating market timing, SDC furthered JWS's financial interests in maximizing profits by permitting timing.

      7. SELIGMAN ISSUED A MISLEADING PRESS RELEASE

      112. On September 3, 2003, the Attorney General announced a far-reaching, industry-wide investigation into mutual fund market timing practices. Since then, the Attorney General's Office has conducted investigations of numerous mutual fund families in cooperation with the SEC and other federal and state regulatory authorities. The investigation has included the Seligman Funds.

      113. On January 31, 2005, JWS issued a "Message to Shareholders" stating that JWS had conducted and completed an internal review relating to market timing. The "Message," which was incorporated into Seligman prospectuses, states:

      The Manager [defined as JWS and its affiliates and related parties] has completed its internal review. As of September 2003, the Manager had one arrangement that permitted frequent trading. This arrangement was in the

                                       31

      process of being closed down by the Manager before the first proceedings relating to trading practices within the mutual fund industry were publicly announced. Based on a review of the Manager's records for 2001 through 2003, the Manager identified three other arrangements that had permitted frequent trading in the Seligman Funds. All three had already been terminated prior to the end of September 2002. The results of the
      Manager's internal review were presented to the Independent Directors of the Seligman Funds. IN ORDER TO RESOLVE MATTERS WITH THE INDEPENDENT
      DIRECTORS RELATING TO THE FOUR ARRANGEMENTS, the Manager has paid approximately $75,000 to Seligman Global Growth Fund, $300,000 to Seligman
      Global Smaller Companies Fund and $1.6 million to Seligman Global
      Technology Fund in recognition that these global investment funds presented some potential for time zone arbitrage. The amounts paid by the
      Manager represented less than 1/2 of 1% of each such Fund's net asset value as of the date such payments were made. In addition, with respect to
      Seligman Communications and Information Fund and notwithstanding that time zone arbitrage opportunities did not exist, the Manager, at the request of the Independent Directors, has agreed to waive a portion of its management fee, amounting to five basis points (0.05%) per annum, for that Fund for a period of two years commencing on June 1, 2004.

(Exhibit K (emphasis added))

      114. The suggestion in this statement that JWS entered into only four arrangements to permit frequent trading is misleading. The Attorney General's
Office has identified at least twelve exceptions that were granted to financial advisers whereby JWS expressly permitted market timing in Seligman Funds.
Respondent Zino was expressly made aware in a July 29, 2003 e-mail from Clark that there were more than four timers that were granted exceptions by Seligman:

      BTZ.....as a follow up to yesterday's meeting, attached is a chart summarizing the market timers that SAI has granted exceptions to after speaking with our portfolio managers. THERE ARE CURRENTLY 5 TIMERS BEING
      GRANTED EXCEPTIONS TO OUR POLICY.

      (1) Chicago Escrow is one account and they have $47 million in assets with
      us....
      (2) The other 4 timing accounts were authorized by SAI on 7/15/03 and have
      $5.5 million collectively amongst 4 separate financial advisors....These were discussed between SAI and Portfolio Management prior to bringing the money in. I question the soundness of this decision (each has done 3 roundtrips since 7/15) and we will monitor the situation closely. I still feel we should never have taken it in. WITH 4 "EXCEPTIONS" TO THE POLICY
      GRANTED IN ONE WEEK, it seems as if we are encouraging our wholesalers to be less discriminating with the business they bring in....

                                       32

(Exhibit L (emphasis added))

      115. Further, JWS's payment of less than $2 million divided among three funds, and a five-basis-point fee reduction on another fund substantially understates the harm caused by market timing in the Seligman Funds. The harm from market timing (both expressly permitted relationships and "tolerated"
market timing) is in excess of $80 million since 1998. Indeed, the response to a section of the "Message" entitled "Have any other matters come to Seligman's attention in the course of its internal inquiry?" fails to mention the significant harm resulting from "tolerated" market timing activities and the numerous other express timing arrangements into which JWS entered. In addition, the "Message" conceals the fact that fund directors were aware of at least some of the arrangements.

      116. The 0.05 percent fee reduction for the Seligman C&I Fund saved shareholders less than $1.9 million based on 2004 fund assets and cost Seligman less than $700,000 in lost profits. The C&I Fund's Board deemed this amount adequate compensation for shareholders despite the fact that the timer harm to the C&I Fund alone from 1998 to 2003 was in the range of $20 to $30 million. A significant portion of the harm was caused by timers who had Seligman's express permission to violate the limitations stated in the C&I Fund's prospectus. The
Board of the C&I Fund was aware of this; yet inexplicably did not insist on additional cash compensation.

      117. The $1.975 million in payments and five-basis-point fee reduction, which the "Message" indicates was accepted by the independent directors, does not even begin to adequately compensate the Seligman Funds for the harm caused by JWS's fraudulent conduct respecting market timing. And it is another example of the independent directors acting as a "rubber stamp" for the investment adviser's self-interested demands.

                                       33

C. CONCEALMENT RELATING TO SELIGMAN FEES

      118. For years, JWS has asked for excessive fees for providing advisory services to the Seligman Funds. And for years, the Boards of Directors of the
Seligman Funds have approved them.

      119. The Boards of Directors are aware that performance has been poor and expenses high for many Seligman Funds relative to their peers.

      120. The Boards are also aware that the investment advisory services provided by JWS to its institutional clients (E.G., pension funds) are identical to the services provided to the Seligman Funds. Both types of accounts are generally managed by the same portfolio managers who invest in comparable asset categories. JWS' costs in providing these services to institutional clients and the Seligman Funds are essentially identical. Despite this equivalence of services and costs, the fee percentage charged to the Seligman Funds'
shareholders is, in some cases, more than twice as high as that charged to the institutional clients.

      121. The chart below, derived from 2003-2004 information provided by
Respondents and presented to the Funds' Boards, shows that several Seligman
Funds - including at least one that was the target of professional timing traders - were charged fees that were significantly higher than those for similar institutional accounts. Furthermore, the last column of the chart shows that five of the six funds indicated below underperformed their category counterparts with the Income and Growth Fund lagging behind 88% of its peers.
Meanwhile, the indicated funds continued to generate profit margins of up to 56%
for JWS.

                                       34

----------------------------------------------------------------------------------------------------------------------
    Retail Fund         Estimated Retail        Estimated       Estimated 2003         5-Year        5-Year "Lipper"
                         Mgmt Fee Ratio       Institutional       Retail Fund        Annualized        Performance
                                              Mgmt Fee Ratio     Profit Margin      Fund Return            Rank
----------------------------------------------------------------------------------------------------------------------
Seligman Class A           0.70%                  0.32%                53%             -7.94%         263rd of 390
Growth
----------------------------------------------------------------------------------------------------------------------
Seligman Common            0.65%                  0.35%                53%             -5.67%         475th of 590
Stock Class A
----------------------------------------------------------------------------------------------------------------------
Seligman Income and        0.60%                  0.35%                44%             -0.39%          71st of 79
Growth Class A
----------------------------------------------------------------------------------------------------------------------
Seligman Large Cap         0.80%                  0.35%                48%              2.45%          96th of 217
Value Class A
----------------------------------------------------------------------------------------------------------------------
Seligman Capital           0.85%                  0.35%                56%              1.58%         239th of 390
Fund A
----------------------------------------------------------------------------------------------------------------------
Seligman Frontier          0.95%                  0.46%                36%              0.75%         164th of 288
Class A
----------------------------------------------------------------------------------------------------------------------

      122. In addition, internal Seligman projections for 2004 reflect that in spite of having the same basic costs, JWS's retail mutual fund business was expected to be more than twice as profitable as its institutional asset management business.

      123. Documents in the possession of the Attorney General's Office indicate that the independent directors received, and presumably reviewed, data relating to this fee disparity and the likeness of the services and costs. Yet, despite lackluster performance and high profit margins, the independent directors appear to have done nothing to achieve better fee arrangements for the shareholders of the listed Seligman Funds and possibly others.

                                       35

      124. Instead, the independent directors have routinely approved JWS's excessive fee demands. The fee disparity, profit margins and performance data indicate that the excessive fees charged by JWS were not the product of required arms' length negotiation between the Boards of Directors of the Seligman Funds and JWS. Respondents have concealed from shareholders of the Seligman Funds both the fee disparity and the fact that there has been no arms' length negotiation of JWS's fees. Whether the suppression of these facts was fraudulent has also been part of this Office's investigation of Seligman; however, no discovery or injunctive relief relating to it is being sought at this time.

                                  V. CONCLUSION

RESPONDENTS' VIOLATIONS OF THE MARTIN ACT

      125. Based on his investigation to date, including the information described above, the Attorney General believes that Respondents engaged in
"fraud, deception, concealment, suppression [and] false pretense" in violation of GBL ss.352-c(1)(a) and engaged in an "artifice, agreement, device or scheme to obtain money, profit or property by any of the means prohibited by [GBL
ss.352-c]" in violation of GBL ss.352-c(2) and other provisions of the GBL.

THE GENERAL BUSINESS LAW SS.354 ORDER

      126. As indicated above, the Attorney General is charged with the responsibility of investigating the commission of fraudulent practices by securities promoters. The Attorney General is also vested with appropriate statutory authority under GBL ss. 353 to seek redress in a plenary action on behalf of the public generally, and to seek to enjoin permanently individuals and entities that have committed fraudulent practices from ever directly or indirectly engaging or participating in the issuing, offering or selling of securities, or providing investment advice, within or from the State of New York for their illegal and fraudulent conduct. The Attorney General also has jurisdiction to seek multiple forms of relief under GBL ss.352-c.

                                       36

      127. The facts already discovered, as outlined above, show that the testimony and documents sought hereby are material and necessary for the
Attorney General to establish the full extent of the Respondents' fraudulent, deceptive and/or illegal acts and practices in violation of the Martin Act.(4)

      128. The Attorney General seeks discovery pursuant to GBL ss. 354 because he desires judicial supervision of the testimony and document productions.

      129. To date, the Attorney General has taken testimony from only one of the individual respondents, Respondent Zino, and now seeks additional testimonial and documentary discovery from him, discovery from the other individual respondents to find out what they knew or did not know about the mutual fund timing that took place on their watch and other discovery as detailed in the proposed order submitted herewith.

      130. No previous application for the relief requested in the order sought herein has been made by petitioner to this or any other Court or Justice thereof.

----------
(4)   Although it has no bearing on this application, the Attorney General's
      Office notes that two of the Respondents have instituted litigation against the Attorney General. On September 6, 2005, Respondents JWS and
      Zino filed a complaint in the United States District Court for the
      Southern District of New York against the Attorney General in his official capacity. (A copy of the Complaint is attached hereto as Exhibit M.) The complaint alleges that the Attorney General's investigation of Seligman's excessive advisory fees is preempted by the Investment Company Act of 1940 and the prayer for relief seeks an injunction enjoining the Attorney
      General from investigating excessive advisory fees paid to JWS. As of the date hereof, however, Respondents JWS and Zino have not moved for any injunctive relief in the federal action. There are, therefore, no temporary restraining orders or preliminary injunctions limiting the
      Attorney General's investigatory powers, including those asserted in this application. And the Court should be aware that the complaint specifically states that Respondents JWS and Zino "do not challenge the authority of the [Attorney General] over other areas of investigation [I.E., market timing], only over advisory fees." (Compl. ¶ 4.) Because the Attorney
      General has not been enjoined and this application does not seek discovery or any other relief relating to Seligman's fees at this time, the complaint has no bearing on this proceeding; the Attorney General will move to dismiss it at the appropriate time.

                                       37

            WHEREFORE, the Attorney General respectfully requests that this
Court grant the within application for an Order pursuant to GBL ss. 354, in the form annexed hereto, and such further and other relief as the Court may deem just and proper.

                                            ------------------------------------
                                            R. VERLE JOHNSON
                                            Assistant Attorney General

Sworn to before me this
28th day of September, 2005

-------------------------------
Assistant Attorney General of
   the State of New York

                                       38

               CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

         Western  Investment  Hedged  Partners  L.P.   ("Western   Investment"),
together with the other Participants (as defined below), made a filing on August
22,  2006  with  the  SEC of a  proxy  statement  (the  "Proxy  Statement")  and accompanying  proxy cards to be used,  among other  things,  to solicit votes in support of the  election of the  Participants'  slate of director  nominees  and against certain of Tri-Continental  Corporation's  (the "Company")  proposals at the  special  meeting  (the  "special  meeting")  of the Company  scheduled  for
September 28, 2006.

         Western  Investment advises all stockholders of the Company to read the
Proxy  Statement and other proxy  materials  relating to the special  meeting as they become available  because they contain  important  information.  Such proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (877)  456-3510 or by e-mail at:
mbrinn@innisfreema.com.

         The  Participants  in the proxy  solicitation  are Western  Investment,
Western Investment LLC, Arthur D. Lipson,  Western Investment  Activism Partners
LLC,  Western   Investment  Total  Return  Master  Fund  Ltd.,   Benchmark  Plus
Institutional Partners,  L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus
Management,  L.L.C.,  Paradigm  Partners,  N.W., Inc.,  Scott Franzblau,  Robert
Ferguson,  Michael Dunmire,  Paul DeRosa,  David B. Ford and Elyse Nakajima (the
"Participants").  Information  regarding  the  Participants  and their direct or indirect  interests is available in the Schedule 13D jointly  filed with the SEC on January 6, 2006, as  subsequently  amended on January 10, 2006,  February 15,
2006, March 3, 2006, May 12, 2006, and July 12, 2006, and the Proxy Statement.